UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 08, 2024

Alight, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39299	86-1849232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Overlook Point
Lincolnshire, Illinois		60069
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (224) 737-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ALIT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On May 8, 2024, Alight, Inc. ("Alight" or the “Company”) issued a press release announcing its financial results for the first quarter ended March 31, 2024. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference.

The information contained in Item 2.02 of this Report, including Exhibit 99.1 hereto, is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section and will not be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition

Katie J. Rooney, who has served as Global Chief Financial Officer and Chief Operating Officer since August 2023 and as Chief Financial Officer of Alight since May 2017, is stepping down from the role of Global Chief Financial Officer as of the end of the day on May 8, 2024 (the “Effective Date”). Ms. Rooney will remain as Chief Operating Officer with Alight and will focus on the Payroll & Professional Services divestiture until the closing of the sale, after which she will step down. Ms. Rooney’s transition from the Chief Financial Officer role does not reflect any disagreement with the Company on any matter relating to the Company’s operations, policies or practices or any issues regarding the Company’s accounting policies or practices.

Concurrently with Ms. Rooney’s transition, the Company announced that Jeremy J. Heaton has been appointed as its Chief Financial Officer. Mr. Heaton has served as the Company’s Operating Chief Financial Officer since August 2023, and served as Executive Vice President, Finance from May 2020 through August 2023. Prior to joining Alight, Mr. Heaton spent over 20 years at General Electric in global financial management with a focus in corporate finance, strategic planning, and mergers and acquisitions. From July 2018 to May 2020, Mr. Heaton served as the Transition Leader for GE Healthcare, where he led the sale of the biopharma business for $21 billion. From January 2003 to June 2018, Mr. Heaton served in a number of capacities for GE, including as Chief Financial Officer, Office of the Board from January 2018 to June 2018 and Chief Financial Officer, GE Industrial Finance from January 2016 to December 2017.

As of the Effective Date, Mr. Heaton will assume Ms. Rooney’s role as principal financial officer and principal accounting officer of the Company. Mr. Heaton's total target compensation for 2024 will be $2,625,000, consisting of (i) salary of $525,000 per year, (ii) target annual incentive compensation of $525,000, and (iii) target long-term incentive compensation of $1,575,000.

Gregory Goff named President

On May 8, 2024, the Company announced that Gregory R. Goff has been appointed to the role of President, with continued oversight of product, technology and delivery. Mr. Goff has served as an officer of Alight since May 2020, initially as Chief Product and Technology Officer and more recently as Chief Technology and Delivery Officer. In his role as Chief Technology and Delivery Officer, Mr. Goff has overseen key transformational initiatives including the development of Alight Worklife® and the Company’s ongoing cloud migration project. Mr. Goff has been at Alight since 2020 and has 23 years of experience in the technology industry. Prior to joining Alight, Mr. Goff served as Chief Product Officer of Uptake since 2015. Mr. Goff served as Chief Technology Officer of Morningstar from 2011 through 2015. Prior to that, Mr. Goff served in a number of technology roles at Nielsen and Accenture. Mr. Goff serves on the board of directors of InMoment, a consumer experience provider.

Mr. Goff’s total target compensation for 2024 will be $2,625,000, consisting of (i) salary of $525,000 per year, (ii) target annual incentive compensation of $525,000, and (iii) target long-term incentive compensation of $1,575,000.

There are no arrangements or understandings between either of Mr. Goff and Mr. Heaton and any other person pursuant to which either of them are being appointed to the aforementioned positions. There are no family relationships between either of Mr. Goff and Mr. Heaton and any other director or executive officer of the Company, and no transactions involving either of Mr. Goff or Mr. Heaton that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing the foregoing management changes is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	First Quarter 2024 Earnings Release of the Company dated May 8, 2024
99.2	Press Release of the Company dated May 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIGHT, INC.

Date:	May 8, 2024	By:	/s/ Martin Felli
Martin Felli, Chief Legal Officer and Corporate Secretary